UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

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☐   Preliminary Proxy Statement

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☐   Definitive Proxy Statement

ý  Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

Obagi Medical Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

You may have recently received a copy of the Proxy Statement relating to our 2009 Annual Meeting of Stockholders to be held June 11, 2009.  After we mailed the Proxy Statement to our stockholders, we discovered that certain restricted stock units granted to two of our executive officers, Mr. Steven R. Carlson and Mr. David S. Goldstein had been omitted from certain of the tables as required by applicable rules and regulations of the Securities and Exchange Commission.  In addition, the "Summary Compensation Table" has been amended to include the expense recognized in 2008 for Mr. Carlson’s outstanding options, which was inadvertently omitted.   In order to correct these mistakes, we have prepared the enclosed amendment to our Proxy Statement.
The information in the enclosed amendment completely replaces the (a) Summary Compensation, (b) Grants of Plan-Based Awards and (c) Outstanding Equity Awards at Fiscal Year-End tables and related footnotes in the Proxy Statement.  There are a few other non-substantive changes moving information between columns in tables and changing certain column headings.  No other changes have been made to the Proxy Statement.  We would encourage you to read the entire Proxy Statement, along with the enclosed amendment, prior to returning your proxy card for the 2009 Annual Meeting.

If you have already delivered your proxy card or voted via the internet with respect to the 2009 Annual Meeting, you do not need to take any further action at this time unless you wish to revoke your proxy or change your vote on any of the proposals.  You may revoke your vote at any time prior to its exercise at the 2009 Annual Meeting in one of the following ways: (1) by sending a notice of revocation to Laura B. Hunter, Secretary, Obagi Medical Products, Inc., 3760 Kilroy Airport Way, Suite 500, Long Beach, California 90806; (2) by submitting a later-dated proxy card; (3) by visiting www.voteproxy.com and re-casting your vote via the internet; or (4) by attending the Annual Meeting and indicating that you wish to vote in person rather than by proxy.

The enclosed amendment, along with the original Proxy Statement, related form of proxy card and our Annual Report to Stockholders for the year ended December 31, 2008, are also available at www.obagi.com/proxy.

We apologize for any confusion this might have caused but wanted to ensure that you had a chance to review this updated information well in advance of our June 11th Annual Stockholders’ Meeting.

Sincerely,

Steven R. Carlson
President and Chief Executive Officer

May 7, 2009

Your Vote Is Important.
You Are Urged To Promptly Complete, Sign,
Date And Return Your Proxy Card Or Vote Via The Internet.